UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  May 6, 2015

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

322 Nancy Lynn Lane, Suite 7, Knoxville, TN 37919

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(865) 337-7549

(REGISTRANT’S TELEPHONE NUMBER)

(FORMER NAME, IF CHANGES SINC LAST REPORT

Check the appropriate box below if the FORM  8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13c-4© under the Exchange Act

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Schweizer Appointment

On May 11, 2015, David Schweizer was appointed as a member of the Board of Directors (the “Board”) of Breathe Ecig Corp. (the “Company”).  Mr. Schweizer was not appointed to serve as a member of any of the committees of the Board at this time.

Mr. Schweizer, age 35, has considerable experience as both an entrepreneur and a business development expert.  He has a passion for working with emerging growth companies, in such capacity he focuses on building development stage companies into revenue generating growth companies.  He has successfully leveraged his skills and industry knowledge to assist businesses in commercializing proprietary technologies as well as identifying potential market opportunities.

Mr. Schweizer also has experience in raising capital from both institutional and accredited individual investors, specifically over the period of the past two and a half years.  In his 20s, Mr. Schweizer built his management skills by managing a successful Mercedes Benz dealership in the suburbs of the New York City Metropolitan area.  In this position, Mr. Schweizer learned to both manage and grow a multi-million dollar business, with a focus on fiscal responsibility and operating the business day to day.

Since 2009, Mr. Schweizer has held an important position within the operations department of a major United States based nuclear power plant, owned and operating by a multi-billion dollar NYSE listed energy conglomerate.  Mr. Schweizer is also active in the charitable community, most notably with the Israeli based charity Save a Child's Heart.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Schweizer.

Related Party Transactions

There are no related party transactions with respect to Mr. Schweizer reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On May 11, 2015, Mr. Schweizer was granted 2,000,000 shares of the Company’s Common Stock.  All such shares are “restricted securities” as such term is defined by the Securities Act of 1933, as amended.  The Company has not entered into any other compensatory agreements or plan with Mr. Schweizer.

Clark Resignation

On May 6, 2015, Christopher Clark submitted his resignation as a member of the Board of the Company effective as of May 6, 2015. Mr. Clark did not hold any positions on any committees of the Board at the time of his resignation.  The resignation was not the result of any disagreements with the Company.  A copy of Mr. Clark’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company and Mr. Clark also entered a Separation and General Release Agreement dated May 6, 2015, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K (the “Separation Agreement”).

In connection with the resignation, the Company wishes to express its appreciation for Mr. Clark’s dedication and support, since September 2014, as a member of the Board during the critical stages of the Company’s growth and for Mr. Clark’s time, talent, passion and wisdom in helping take Breathe to its next level of success.  Mr. Clark has provided legal and business advisory services (which includes advising on patent applications for next generation devices, medical delivery devices and trademarks), advising on general corporate and strategic matters and providing strategic counsel to the Chief Executive Officer during the negotiations of the share exchange merger transaction with DNA Precious Metals, Inc, leading to the Company’s successful emergence as a publicly traded company.  Mr. Clark will continue to work with the Chief Executive Officer and the Company under the Separation Agreement.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Letter of resignation of Mr. Clark.
99.2*	Separation and General Release Agreement date May 6, 2015 between the Company and Mr. Clark.
__________
*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 2015

BREATHE ECIG CORP.

/s/ Joshua Kimmel
By: President & Chief Executive Officer